EXHIBIT 99.1

MAILLIE, FALCONIERO & COMPANY, LLP
Certified Public Accountants and Business Counselors
PO Box 680
Oaks, PA 19456-0680
610-935-1420

FAX NO.: 610-935-1632



                                                January 29, 2003



National Energy Services Company, Inc.
3153 Fire Road, Suite 2C
Egg Harbor Township, NJ 08234


Mr. Grillo:

We are unable to forward the financial statements of National Energy Services Company, Inc., as of October 31, 2002 in time for the Company's Form 10-KSB to be filed timely, as we just recently received the information to allow us to perform the audit. Thank you for your consideration.


Sincerely,

/s/ Maillie, Falconiero & Company, LLP
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Maillie, Falconiero &Company, LLP